Exhibit 99.1


Banknorth Group to Present at Merrill Lynch Banking & Financial Services Investors' Conference

PORTLAND, Maine--November 12, 2004--Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, Chairman, President, and Chief Executive Officer, and Ed Clark, TD Bank Financial Group President and Chief Executive Officer, will present at the Merrill Lynch Banking & Financial Services Investors' Conference at the St. Regis in New York City, New York from 1:00 p.m. - 1:50 p.m. on Monday, November 15, 2004.

A live webcast of the conference will be available at http://w.on24.com/r. htm?e=9022&s=17&k=5285E6361CD59ABC51A898FAF1152B4A&presenter=banknorthgr.
Shortly after the conference, a replay of the webcast will be available for a period of 14 days from the Investor Relations section of the Banknorth website at http://www.banknorth.com.

At September 30, 2004, Banknorth Group, Inc. headquartered in Portland, Maine had $29.0 billion in assets. Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The Company's website is at www.banknorth.com.

CONTACT:  Banknorth Group, Inc.
          Jeffrey Nathanson, (207) 761-8517

SOURCE:   Banknorth Group, Inc.